UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2003

HEALTHTRAC, INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	000-14356	91-1353658

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

539 Middlefield Road, Redwood City, California (Address of Principal Executive Offices)		94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 839-5500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 17

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS

On October 2, 2003, the Company was sent a letter of resignation from Dennis Sinclair from the Company’s Board of Directors effective October 1, 2002. Bob Maul, Chairman of the Board for Healthtrac has accepted Mr. Sinclair's resignation from the Board. No one from the Company and no members of the Board were informed prior to the letter received today about Mr. Sinclair's resignation effective at the end of last year.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

HEALTHTRAC, INC.

Date: October 2, 2003	By:	/s/ EDWARD W. SHARPLESS

Edward W. Sharpless, President and Chief Executive Officer

EXHIBIT INDEX

Exhibits
17.	Letter of resignation from Dennis Sinclair